HEXTEND AND PENTALYTE CHINA LICENSE AGREEMENT BETWEEN
BIOTIME, INC. AND SUMMIT PHARMACEUTICALS INTERNATIONAL CORPORATION

This License Agreement, dated as of March 24, 2006, sets forth the terms under which BioTime Inc. (“BioTime”) grants Summit Pharmaceuticals International Corporation (“Summit”) the rights to develop and commercialize Hextend and PentaLyte in China and Taiwan.

1.     Definitions.

(a) “Confidential Information” means any information including, but not limited to, ideas, proposals, plans, know-how, reports, drawings, designs, data, discoveries, inventions, improvements, suggestions, specifications, products, samples, components and materials relating to a Product, and all information relating to the manufacture, formulation, analysis, stability, pharmacology, toxicology, pathology, clinical data, results of clinical efficacy studies, clinical effects and indications for use of a Product which a party discloses to the other party, except any portion thereof which:

(i) is known to the receiving party at the time of disclosure and documented by written records made prior to the date of this Agreement;

(ii) is disclosed to the receiving party by a Third Person who has a right to make such disclosure;

(iii) is patented, published or otherwise part of the public domain as a result of acts by a third party through no fault of the receiving party or any subsidiary or other affiliate of the receiving party; or

(iv) is independently developed by the receiving party without the use of Confidential Information, as evidenced by its written records.

(b) “Field” means the use of Hextend and PentaLyte in the treatment of hypovolemia when plasma volume expansion is desired in surgical, trauma care, or therapeutic procedures and other related or suitable diseases or conditions, but only for use at body temperatures above 12 Centigrade.

(c) “Hextend” means 6% hetastarch in lactated electrolyte injection, in the formulation shown on Exhibit A, developed by BioTime as a proprietary plasma volume expander for the treatment of hypovolemia.

(d) “Know-How” means that proprietary technology developed by BioTime for manufacturing or formulating Hextend or PentaLyte, including, but not limited to: manufacturing data; formulation or production technology; methods of synthesis, isolation and purification methods and other manufacturing information required to manufacture Hextend or PentaLyte; and that proprietary data developed by BioTime related to pharmacology, toxicology, pathology, clinical data, results of clinical efficacy studies, clinical effects and indications for use of Hextend or PentaLyte.

(e) “Licensed Patents” means any and all patents and patent applications in the Territory which during the term of this Agreement are owned by or licensed to BioTime and which claim, cover, or relate to a Product, including but not limited to (i) the patents and patent applications listed in Exhibit B; (ii) all patents arising from applications identified in (i) and any divisions, continuations and continuations-in-part defined in (i); (iii) any extension, renewal or reissue of a patent identified in (i) or (ii); and (iv) any continuation or divisional of any licensed patent application and any reissue or reexamination of any patent identified in (i) through (iii); but excluding any and all patents pertaining to the use of a Product outside the Field.

(f) “Licensed Trademarks” means Hextend® and PentaLyte®, and any other trademark developed, acquired or licensed by BioTime for use in connection with the sale of Hextend and PentaLyte in the Territory.

(g) “PentaLyte” means 6% pentastarch in lactated electrolyte injection, in the formulation shown on Exhibit A, developed by BioTime as a proprietary plasma volume expander for the treatment of hypovolemia especially for use when a faster elimination of the starch component is desired and acceptable.

(h) “Product(s)” means Hextend and PentaLyte.

(i) “Proprietary Rights” means all of BioTime's property rights (except Licensed Patents and Licensed Trademarks) and interests in, to, or covering Hextend and PentaLyte, or the manufacture or use of Hextend and PentaLyte, to the extent that such property rights and interests are of such legal status and nature as to permit the same to be lawfully licensed and, without limiting the generality thereof, specifically include unpatented inventions, ideas, data, Know-How, technology, trade secrets and Confidential Information.

(j) “Regulatory Approval” means, with respect to each Product, any and all government approvals required to market and use that Product in the Territory.

(k) “Territory” means the People’s Republic of China and Taiwan.

2.     License For Manufacturing and Marketing.

(a) BioTime hereby grants to Summit an exclusive license, with the right to sublicense the use of Licensed Patents, Licensed Trademarks, and Proprietary Rights to develop, manufacture and sell Hextend and PentaLyte in the Territory only for human therapeutic use in the Field. As used in this Agreement, “develop” and “development” means conducting laboratory and clinical studies and obtaining Regulatory Approval of the Product.

(b) Summit shall have the right to sublicense its rights under this Agreement only to a Third Person approved by BioTime (the “Sublicensee”) and only on such terms and conditions as BioTime may approve (the “Sublicense Agreement”).

(c) Summit agrees not to use or permit Sublicensee to use any Licensed Patents, Licensed Trademark, and Proprietary Rights for any use other than the development, manufacture, and sale of Hextend and PentaLyte in the Territory. Summit will not sell and will not permit Sublicensee to sell Hextend and PentaLyte outside the Territory. If Hextend or PentaLyte is sold by Sublicensee or any of its sublicensees to a Third Person that intends to resell the Product, that Third Person will be required by Sublicensee to agree not to resell the Product outside the Territory. If Summit or Sublicensees becomes informed of a violation of that agreement by the Third Person, Summit will notify BioTime of such violation, and Summit will take reasonable means to enforce the Third Person's agreement, including by requiring Sublicensee to discontinue sales to such Third Person if the sales outside the Territory compete with sales made by BioTime or any of BioTime's licensees.

(d) Summit shall not have the right, directly or through any Affiliate or Subsidiary, to market or sell any Product in the Territory. Summit’s rights under this Agreement are limited to the right to develop the Products and to enter into a Sublicense Agreement with a Sublicensee for the development, manufacture and sale of the Products in the Territory.

(e) Summit agrees that it, it’s Subsidiaries, and other Affiliates will not challenge or contest the validity of any Licensed Patent or any claim under any Licensed Patent, or BioTime's ownership of Proprietary Rights, or BioTime's ownership or registration of any Licensed Trademark.

(f) BioTime retains all rights to Licensed Patents, Proprietary Rights, Licensed Trademarks, and the Products for any purpose not expressly licensed to Summit under this Agreement or sublicensed to Sublicensee under the Sublicense Agreement.

(g) Summit shall not amend, modify, terminate, or supplement its Sublicense Agreement with Sublicensee, or waive any material right thereunder, without the prior written approval of BioTime.

3.     Regulatory Approval For Human Therapeutic Use.

(a) Summit or Sublicensee will apply for Regulatory Approval of the Products for use in the Field. All applications and all laboratory and clinical studies required to obtain Regulatory Approval of each Product will be conducted by Summit or Sublicensee in accordance with the laws of the countries comprising the Territory. These trials will include adequate numbers of patients to gain Regulatory Approval for the indications in the Field chosen. Summit or Sublicensee will bear all costs associated with these trials.

(b) Summit or Sublicensee will fund all laboratory, preclinical and clinical testing and developmental activities regarding the Products, and will pay all application filing and similar fees for purposes of obtaining and maintaining Regulatory Approvals in the Territory.

(c) If BioTime has information concerning the Products that is required by regulatory agencies in the Territory for Regulatory Approval of the Products in the Field, BioTime will share that information with Summit and Sublicensee free of charge. BioTime will only provide Summit and Sublicensee with information that BioTime owns and has access to, or that BioTime has access to and permission from any third party owners to disclose to Summit and Sublicensee.

(d) Although BioTime plans to conduct additional clinical studies of PentaLyte in the United States, and may conduct additional clinical and laboratory studies of Hextend for markets other than the Territory, BioTime will not be under any obligation to conduct any further clinical trials or laboratory studies of the Products for Regulatory Approval in the Territory.

(e) BioTime will have non-exclusive access to, and use of, all clinical and laboratory study data and other data and information generated by Summit and Sublicensee or others from the clinical testing, laboratory testing, and Regulatory Approval of the Products in the Territory.

(f) After this Agreement is executed, BioTime will provide or make available to Summit and Sublicensee at BioTime’s offices, BioTime’s information concerning Hextend that BioTime has agreed to share with Summit and Sublicensee in paragraph 3(c), to the extent that Summit or Sublicensee requests such information.

(g) Summit or Sublicensee will commence seeking Regulatory Approval of the Products (including designing, arranging, and conducting any and all clinical and laboratory studies) within the time required under the Sublicense Agreement. Summit or Sublicensee shall use commercially reasonable and diligent efforts to complete all clinical and laboratory studies and to file all applications, reports, and documents, and shall pay all filing fees and other fees required to obtain Regulatory Approval of the Products in the Territory within the time required under the Sublicense Agreement.

(iii) Summit shall send BioTime written progress reports no less frequently than every six months after clinical trials begin. The progress reports will summarize in reasonable detail the work performed by Summit and Sublicensee to obtain Regulatory Approval. Each progress report shall include in reasonable detail any proposed changes to the plan or schedule for conducting clinical trials and obtaining Regulatory Approval. Summit’s progress reports will include copies of correspondence with regulatory authorities and, to the extent available, data obtained from clinical studies. If BioTime requests additional information concerning any progress report or the actions taken by Summit or Sublicensee, Summit will provide such information within two weeks.

(iv) Summit shall promptly notify BioTime of (A) any communication from any government authority concerning clinical trials or Regulatory Approval, and (B) any adverse outcomes in clinical trials or other developments that could reasonably warrant a change in the plans for obtaining Regulatory Approval or could result in a material delay in implementing or completing any aspect of clinical trials or obtaining Regulatory Approval.

4.     Patents. Summit shall cooperate with BioTime in filing patent applications in the Territory. Any patent rights to any modification of any Product or any other product or technology developed by BioTime shall belong to BioTime. Summit shall cooperate with BioTime in filing and prosecuting patent applications in BioTime's name covering such modifications or technology. Summit shall not use any Product, any of BioTime’s technology (patented or unpatented) or any of BioTime’s Confidential Information to develop and patent (including filing for any patent protection or registration) any technology other than in the name of BioTime.

5.     Patent and Trademark Marking.

(a) Summit shall require Sublicensee to label or mark the Product container or package made by or on behalf of Sublicensee with the patent number or numbers of any issued or pending Licensed Patents. The content, form, location and language used for such marking shall be in accordance with the laws and practices (including customary practices) of the Territory and in accordance with Sublicensee’s marketing preferences.

(b) If Sublicensee uses a Licensed Trademark, Summit shall require Sublicensee to include such symbols or indications of trademark registration or non-registration as may be comparable under laws of the Territory and a statement that the trademark is licensed from BioTime. Nothing in this paragraph requires Sublicensee to use the Licensed Trademarks in marketing the Products in the Territory.

(c) Summit shall use good faith efforts to obtain Sublicensee’s compliance with paragraphs (a) and (b) of this Section in connection with Sublicensee’s use of Licensed Patents and Licensed Trademarks:

6.     Consideration and Revenue Sharing

(a) In consideration of licenses granted under this Agreement, Summit shall pay BioTime Five Hundred Thousand Dollars (US$500,000) within forty-five (45) days from the execution of this Agreement.

(b) Excluding the first payment to be made by Sublicensee upon the execution of the Sublicense Agreement, any and all payments, including without limitation milestone payments and royalties, to be made by Sublicensee to Summit pursuant to the Sublicense Agreement shall be shared between BioTime and Summit as additional consideration for the grant of the licenses pursuant to this Agreement, as follows: 50% to BioTime and 50% to Summit.

(c) The Sublicense Agreement shall require the Sublicensee to send Summit written reports containing (i) the amount of net sales during each accounting period (which shall be no longer than six months) shown in both yen and unit amounts. Summit shall deliver to BioTime a copy of each report from Sublicensee showing the computation of the royalty paid by Sublicensee. Summit shall deliver the report to BioTime within ten (10) business days after Summit receives the report from Sublicensee.

(d) BioTime and its accountants may audit the accounting documents of Summit related to milestones, royalties, and any other consideration from the Sublicense Agreement. The audit may be conducted at any time within 2 years from the time the relevant calculation was made. BioTime shall bear the expense of such audit, in principle, but Summit shall bear the expense of the audit if the audit discloses that Summit has underpaid any payment by an amount of 5% or more.

7.     Confidentiality. Neither party shall disclose any Confidential Information received from the other party pursuant this Agreement. This obligation will continue for a period of ten (10) years after expiration or prior termination of this Agreement. Summit shall obtain Sublicensee’s agreement to protect the secrecy of BioTime’s Confidential Information on the terms set forth in this Section. Nothing contained in this Section shall be construed to restrict the parties from disclosing Confidential Information as required:

(a) For regulatory, tax or customs reasons;

(b) For audit purposes;

(c) By court order or other government order or request as long as reasonable efforts have been made to assure its confidentiality or BioTime is timely notified to make such efforts; or

(d) For using such Confidential Information as is reasonably necessary to perform acts permitted by this Agreement.

8.     Indemnification. Summit shall defend, indemnify and hold BioTime harmless against any liability, damage, loss, cost or expense, including legal fees, arising out of or resulting from any claims or lawsuits made or brought against BioTime to the extent such damage, loss, cost or expense arises out of or relates to negligence or willful misconduct of Summit or any subsidiary or third party with regard to the use, testing, storage of, or other action or omission with respect to, a Product, including the injury or death of any patient during any clinical trial conducted by or for Summit in the Territory.

9.     Termination.

(a) This Agreement and the licenses granted in this Agreement shall terminate as follows:

(i) Upon the breach of, or default in the performance of, any material provision of the Sublicense Agreement by Summit or Sublicensee, if the breach or default is not cured within sixty (60) days after written notice thereof to Summit;

(ii) Upon the breach of any material provision of this Agreement by a party if the breach is not cured within sixty (60) days after written notice thereof to the party in default;

(iii) On March 24, 2008 if Summit has not executed a Sublicense Agreement with a Sublicensee in accordance with Section 2(b) by such date;

(iv) On the fourth anniversary date of the expiration of the Sublicense Agreement or termination of the Sublicense Agreement for any reason other than a breach or default by Summit or Sublicensee, unless prior to such fourth anniversary date Summit enters into a new sublicense agreement with a new sublicensee on terms acceptable to BioTime;

(v) By either party giving to the other party sixty (60) days prior written notice following the bankruptcy or the insolvency of the other party; or

(vi) Summit may terminate this Agreement at any time upon ninety (90) days prior written notice to BioTime if the Sublicense Agreement is not in effect and Summit determines that it no longer wishes to pursue obtaining Regulatory Approval of at least one Product in the Territory.

(b) If the Sublicense Agreement is terminated and this Agreement remains in effect, Summit shall endeavor to find a new sublicensee to manufacture and market the Product in the Territory in place of the original Sublicensee on terms acceptable to BioTime. Although Summit expects that it would seek a new sublicensee on terms comparable to the terms of the Sublicense Agreement, the parties recognize that a new sublicensee may require different terms. If such a new sublicensee is found, this Agreement shall be amended as appropriate and agreed by the parties to reflect the terms of the new sublicense.

(c) Upon the expiration or termination of the sublicense permitted under this Agreement, (i) Sublicensee, and its Subsidiaries, Affiliates, and any sublicensees shall immediately cease all use of Licensed Patents, Licensed Trademarks, Proprietary Rights and Confidential Information, and shall discontinue the manufacture and sale of the Products, except that the Licensed Trademarks may be used for a period of 180 days, exclusively for the purpose of selling inventory of Products on hand on the date the Sublicense terminated, and (ii) Sublicensee shall execute or cause its Subsidiaries and Affiliates to execute, all documents necessary to assign to BioTime all rights with respect to Regulatory Approval, including but not limited to all applications, approvals, and permits.

(d) Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement, and provisions of Section 8 of this Agreement shall survive termination of this Agreement.

(e) Upon termination of this Agreement, Summit and or its Sublicensees and assignees, if any, shall promptly return to BioTime all copies of BioTime’s Confidential Information, and BioTime shall return to Summit all copies of all of Summit’s Confidential Information, except that (i) BioTime shall have a right to retain and use outside the Territory all of Summit’s Confidential Information if this Agreement is terminated for any reason other than a termination by Summit under paragraph (a)(vi) above, and (ii) if Summit terminates this Agreement under paragraph (a)(vi) above, BioTime may retain and use all Summit Confidential Information inside or outside the Territory in connection with the development, Regulatory Approval, manufacture, marketing, and sale of the Products.

(f) Upon the expiration or termination of this Agreement, Summit shall immediately cease all use of all Products and BioTime Confidential Information, and shall discontinue all laboratory and clinical testing of the Products. If Summit terminates this Agreement under paragraph (a)(vi) above, Summit shall execute all documents necessary to assign to BioTime all of Summit’s rights with respect to Regulatory Approval, including but not limited to all applications, approvals, and permits.

(g) Upon the occurrence of an event giving Summit the right to terminate this Agreement in accordance with paragraph (a)(ii), Summit may elect to keep this Agreement in effect, and in lieu of any other remedy that Summit might have the 50% share of revenue of BioTime described in Section 6(b) shall be reduced to 25%.

10.     Governing Law. This Agreement shall be construed under and governed by California law without regard to conflicts of interest principles or the choice of law principles of California or any other jurisdiction.

11.     Dispute Resolution.

(a) The parties recognize that bona fide disputes may arise which relate to the parties’ rights and obligations under this Agreement. The parties agree that any such dispute shall be resolved by arbitration. Arbitration shall be held in San Francisco, California according to the commercial rules of the American Arbitration Association (“AAA”) provided, however, that the parties shall be entitled to take depositions and obtain discovery as provided in California Code of Civil Procedure Section 1283.05, and the arbitrator or arbitrators shall have the powers as set forth therein. In addition, the arbitrators shall have the authority to impose sanctions for the failure or refusal of any party to permit discovery as provided in California Code of Civil Procedure Section 1283.05 or to comply with any discovery order of the arbitrators. Such sanctions against a party may include, without limitation, one or more of the following: (I) inference that facts alleged by the adverse party are true and correct; (ii) a prohibition or limitation upon the evidence that may be presented by the party being sanctioned; (iii) the entry of a default award in against the party being sanctioned and in favor of the adverse party, and (iv) the imposition or assessment of costs and attorneys’ fees against the party being sanctioned. The arbitration will be conducted by a panel of three (3) arbitrators appointed in accordance with AAA rules; provided, however, that each party shall within thirty (30) days after the institution of the arbitration proceedings appoint an arbitrator, and the two arbitrators so appointed shall select a neutral arbitrator to be the chairman of the arbitration panel, within thirty (30) days thereafter. If the arbitrators appointed by the parties are unable to select a neutral arbitrator within such thirty (30) day period, the neutral arbitrator shall be appointed in accordance with the AAA rules. All arbitrators eligible to conduct the arbitration must agree to render their opinion(s), determination(s) and award(s) within thirty (30) days after the final arbitration hearing.

(b) Neither any individual arbitrator nor the panel of arbitrators shall have the power to award punitive damages under this Agreement, and any award of punitive damages is expressly prohibited. Decisions of the arbitrators shall be final and binding upon the parties. Judgment on the arbitration award rendered by the arbitrators may be entered in a court having jurisdiction. In any arbitration pursuant to this Agreement, the arbitrators shall apply the substantive laws of the state of California. Summit agrees to submit to the jurisdiction of the courts of the state of California.

12.     Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be an original and together which shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic signature. If a party provides a facsimile or electronic signature, that party shall also promptly send the other party a manually signed paper copy of this Agreement.

13.     Notices. All notices given under this Agreement shall be in writing and shall be delivered personally, by facsimile confirmed by postage prepaid first-class mail, by over-night or next business day air courier, or by postage prepaid certified mail to the following addresses of the respective parties:

Summit Pharmaceuticals International Corporation
Harumi Island Triton Square Office Tower Z, 1-8-12
Harumi, Chuo-ku, Tokyo 104-6233
Facsimile: 81 (03) 3536-8630
Attention: President

BioTime, Inc.
6121 Hollis Street
Emeryville, California 94608
Facsimile: (510) 350-2948
Attention: Hal Sternberg, Vice President
With copies to: Chief Financial Officer

Notices shall be effective upon receipt if personally delivered or delivered by facsimile or air courier, or on the fifth business day following the date of mailing. A party may change its address listed above by notice to the other party.

14.     Assignment. This Agreement may not be assigned or otherwise transferred, nor may any rights or obligations hereunder be assigned or transferred, by either party without the prior written consent of the other party; provided, however, that either party may, without such consent of the other party, assign this Agreement and its rights and obligations hereunder to its Affiliate (provided that each party shall assure performance by its Affiliate) or in connection with the transfer or sale of all or substantially all of its assets related to this Agreement or the business relating thereto, or in the event of its merger or consolidation or change in control or similar transaction.

15.     Entire Agreement. This Agreement and the Exhibits constitute the entire agreement between the parties concerning the subject matter hereof and supersede all written or oral prior agreements or understandings with respect thereto. No course of dealing or usage of trade shall be used to modify the terms and conditions hereof.

16.     Severability. This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall be modified so as to conform to the applicable requirements, and this Agreement shall be modified by the parties so as to accomplish as nearly as possible the original intention of the parties consistent with applicable laws and regulations.

17.     Waiver - Modification of Agreement. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of the party to be charged. Failure or delay by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

18.     Press Release. BioTime and Summit each agrees that the other party may issue a press release concerning the entering into of this Agreement, with the content of such press releases to be approved by the non-issuing party (which consent shall not be unreasonably withheld or delayed).

SUMMIT PHARMACEUTICALS INTERNATIONAL CORPORATION	BIOTIME, INC.

By: __________________________	By: __________________________
Name:________________________	Name: ________________________
Title:_________________________	Title:_________________________
Date:	Date:

BIOTIME, INC.
AND
SUMMIT PHARMACEUTICALS INTERNATIONAL CORPORATION

EXHIBIT A

Product Formulation

Hextend and PentaLyte Formulation

Hydroxyethyl Starch 6%

Sodium Chloride 115 millimoles/liter

Magnesium Chloride Hexahydrate 0.45 millimoles/liter

Calcium Chloride Dihydrate 2.5 millimoles/liter

Potassium Chloride 3 millimoles/liter

Glucose 5 millimoles/liter

Sodium Lactate 28 millimoles/liter

BIOTIME, INC.
AND
SUMMIT PHARMACEUTICALS INTERNATIONAL CORPORATION

EXHIBIT B

Patents and Patent Applications

Chinese Patent
*	ZL94192801.2 Title : Plasma-like solution.

*	ZL00806029.0 Title : System and compositions for use in perfusion applications.

Taiwanese Patent
*	No.191436 Title : Physiologically acceptable aqueous solutions and methods for their use.

*	No. 183193 Title : Kits and systems for use in perfusion application.